SPECIMEN OF COMMON STOCK CERTIFICATE


                                  JUNE 13, 1996

         NUMBER                                                           SHARES




                ORGANIZED UNDER THE LAWS OF THE STATE OF COLORADO

                              iGoHEALTHY.com, Inc.

          AUTHORIZED 50,000,000 SHARES COMMON STOCK o $0.001 PAR VALUE


This Certifies that___________________ is the registered holder of _____________ Shares transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this  ______  day of  ________________________________  A.D._____________


/s/ Farid E. Tannous                [SEAL]           /s/ Bill Glaser
----------------------                              ----------------------------
     President                                            Secretary


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